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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 24, 2002

UnitedGlobalCom, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-496-58	84-1602895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

4643 South Ulster Street, Suite 1300, Denver, CO 80237
(Address of Principal Executive Office)

(303) 770-4001
(Registrant's telephone number, including area code)

Item 5. Other Events.

        On July 24, 2002, UnitedGlobalCom, Inc. (the "Company") issued a press release announcing an agreement in principle between the Company, as the largest shareholder and creditor of United Pan-Europe Communications NV ("UPC"), and an ad-hoc committee representing holders of UPC's senior notes and senior discount notes with respect to a recapitalization plan for UPC. The full text of the press release is attached as Exhibit 99.1 hereto.

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits

  99.1
  Press Release of UnitedGlobalCom, Inc., dated July 24, 2002.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEDGLOBALCOM, INC.
By:	/s/ FREDERICK G. WESTERMAN III Frederick G. Westerman III Chief Financial Officer

Date: July 30, 2002

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
SIGNATURE